Exhibit 15.1

KPMG Audit Tour EQHO 2 Avenue Gambetta CS 60055 92066 Paris la Défense Cedex France	Téléphone :+33 (0)1 55 68 68 68 Télécopie :+33 (0)1 55 68 73 00 Site internet :www.kpmg.fr

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Inventiva S.A.

We consent to the incorporation by reference in the registration statement (No. 333-258369) on Form F-3 of our report dated March 11, 2022, with respect to the consolidated financial statements of Inventiva S.A.

Paris La Défense, France

March 11, 2022

KPMG S.A.

/s/ CEDRIC ADENS

Cédric Adens

Partner